As filed with the Securities and Exchange Commission on June 16, 1999.
                                                        Registration No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                -----------------
                              COLUMBIA ENERGY GROUP
             (Exact name of registrant as specified in its charter)

          Delaware                                        No. 13-1594808
(State or other jurisdiction of                          (I.R.S. Employer
 incorporation or organization)                         Identification No.)

                            13880 Dulles Corner Lane
                          Herndon, Virginia 20171-4600
           (Address of principal executive office, including zip code)

                              Amended and Restated
                              COLUMBIA ENERGY GROUP
                            LONG-TERM INCENTIVE PLAN
                            (Full title of the plan)
                                ----------------

                              Michael W. O'Donnell
                              Senior Vice President
                           and Chief Financial Officer
                              Columbia Energy Group
                            13880 Dulles Corner Lane
                          Herndon, Virginia 20171-4600
                                 (703) 561-6000
(Name, address and telephone number, including area code, of agent for service)

                                   Copies to:
                         E. Ellsworth McMeen, III, Esq.
                     LeBoeuf, Lamb, Greene & MacRae, L.L.P.
                              125 West 55th Street
                          New York, New York 10019-5389
                                 (212) 424-8000

                         CALCULATION OF REGISTRATION FEE

     Title of each                                  Proposed maximum        Proposed maximum
  class of securities         Amount to be           offering price        aggregate offering           Amount of
    to be registered           registered*              per share                price**             registration fee
     Common Stock,
     $.01 par value         4,085,000 shares            $61.90625            $252,888,134.20             $70,303
======================== ======================= ======================= =======================  ======================

* In addition, pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers any additional securities to be offered or issued in connection with a stock split, stock dividend or similar transaction.

** Determined on the basis of the average of the high and low sale price of the common stock as reported in the consolidated reporting system on June 11, 1999, solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

     The following documents, which have heretofore been filed by Columbia Energy Group (the "Company") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference in this registration statement:

     1. The Company's Annual Report on Form 10-K for the year ended December 31, 1998.

     2. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999.

     3. The Company's Current Report on Form 8-K, dated June 11, 1999.

     4. The description of the Company's Common Stock contained in Item 1 of the Company's registration statement filed on Form 8-A pursuant to Section 12 of the Exchange Act and any amendments thereto.

     All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 6.   Indemnification of  Directors and Officers.

     Section 145 of the Delaware General Corporation Law, the law of the state of incorporation of the Company, confers broad powers upon Delaware corporations with respect to indemnification of any person against liabilities incurred by reason of the fact that such person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or other business entity. The provisions of Section 145 are not exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement or otherwise.

     The Company's Restated Certificate of Incorporation, as amended, requires the Company to indemnify its directors and officers and certain other persons serving at the request of the Company to the fullest extent permitted by Delaware law and to advance litigation expenses and permits the Company to maintain director and officer liability insurance. Director and officer liability insurance has been purchased for all of the Company's directors and officers and directors and officers of subsidiary companies. Subject to policy terms and conditions, that insurance indemnifies individual directors and officers for related costs, damage or charges, including litigation expenditures, incurred as a result of actual or alleged wrongful acts. The coverage also reimburses the Company and its subsidiary companies for amounts paid by them to indemnify covered directors and officers.

     The Restated Certificate of Incorporation, as amended, also contains a provision that eliminates the personal liability of the Company's directors for monetary damages to the Company and its stockholders for breach of fiduciary duty as a director of the Company to the fullest extent permitted by the Delaware General Corporation Law.


Item 8.   Exhibits.

                                                                       Incorporated by
                                                                       Reference To

Exhibit No.                                                   File No.                  Exhibit

4-A-1    Restated Certificate of                              1-1098                     3-D
         Incorporation of Columbia                            Form 10-Q
         Energy Group, as                                     for quarter ended
         amended and restated                                 June 30, 1998.
         effective January 16, 1998.

4-A-2    Certificate of Ownership and Merger,                 1-1098                     3-C
         Merging Columbia Energy Group                        Form 10-K
         into The Columbia Gas System, Inc.                   for year ended
                                                              December 31, 1997.

4-A-3*   Amendment to Restated Certificate
         of Incorporation, dated June 1,
         1999.

4-B      By-Laws of Columbia Energy                           1-1098                     3-E
         Group, as amended,                                   Form 10-Q
         and restated as of January 16, 1998.                 for quarter ended
                                                              June 30, 1998.

4-C      Indenture dated as of November 28,                   33-64555                   4-S
         1995 between The Columbia Gas
         System, Inc. and Marine Midland
         Bank, N.A., Trustee.

4-D      First Supplemental Indenture dated                   33-64555                   4-T
         as of November 28, 1995 between
         The Columbia Gas System, Inc. and
         Marine Midland Bank, N.A.,
         Trustee.

                                      II-2

4-E      Second Supplemental Indenture dated                  33-64555                   4-U
         as of November 28, 1995 between The
         Columbia Gas System, Inc. and Marine
         Midland Bank, N.A., Trustee.

4-F      Third Supplemental Indenture dated as                33-64555                   4-V
         of November 28, 1995 between The
         Columbia Gas System, Inc. and Marine
         Midland Bank, N.A., Trustee.

4-G      Fourth Supplemental Indenture dated                  33-64555                   4-W
         as of November 28, 1995 between The
         Columbia Gas System, Inc. and Marine
         Midland Bank, N.A., Trustee.

4-H      Fifth Supplemental Indenture dated                   33-64555                   4-X
         as of November 28, 1995 between
         The Columbia Gas System, Inc. and
         Marine Midland Bank, N.A., Trustee.

4-I      Sixth Supplemental Indenture dated                   33-64555                   4-Y
         as of November 28, 1995 between
         The Columbia Gas System, Inc. and
         Marine Midland Bank, N.A., Trustee.

4-J      Seventh Supplemental Indenture                       33-64555                   4-Z
         dated as of November 28, 1995
         between The Columbia Gas System,
         Inc. and Marine Midland Bank, N.A.,
         Trustee.

4-K      Instrument of Resignation, Appointment               1-1098                    4-I
         and Acceptance, dated as of March 1,                 Form 10-K
         1999 between Columbia Energy Group                   for year ended
         and Marine Midland Bank, as Resigning                December 31, 1998.
         Trustee, and The First National Bank of
         Chicago, as Successor Trustee.

5*       Opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P.

10*      Amended and Restated Columbia Energy Group Long-Term Incentive Plan.

23-A*    Consent of  LeBoeuf, Lamb, Greene & MacRae, L.L.P. (included in Exhibit 5).

23-B*    Consent of  Arthur Andersen LLP, independent public accountants.

_____________________________
     * Filed herewith.


Item 9.   Undertakings.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b), if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Herndon, Commonwealth of Virginia on the 15th day of June, 1999.


                                              COLUMBIA ENERGY GROUP


                                              By: /s/ Michael W. O'Donnell
                                                  ----------------------------
                                                  Michael W. O'Donnell
                                                  Senior Vice President and
                                                  Chief Financial Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature                                     Title                               Date


/s/ Oliver G. Richard III                     Chairman,                           May 19, 1999
---------------------------------             Chief Executive Officer and
Oliver G. Richard III                         President (Principal
                                              Executive Officer)


/s/ Michael W. O'Donnell                      Senior Vice President and           May 19, 1999
---------------------------------             Chief Financial Officer
Michael W. O'Donnell


/s/  Jeffrey W. Grossman                      Vice President and Controller       May 19, 1999
---------------------------------             (Principal Accounting
Jeffrey W. Grossman                           Officer)


/s/ Richard F. Albosta                        Director                            May 19, 1999
---------------------------------
Richard F. Albosta


/s/ Robert H. Beeby                           Director                            May 19, 1999
---------------------------------
Robert H. Beeby


/s/ Wilson K. Cadman                          Director                            May 19, 1999
---------------------------------
Wilson K. Cadman


/s/ James P. Heffernan                        Director                            May 19, 1999
---------------------------------
James P. Heffernan

                                      II-7

Signature                                     Title                               Date


/s/ Karen L. Hendricks                        Director                            May 19, 1999
--------------------------------
Karen L. Hendricks


/s/ Malcolm T. Hopkins                        Director                            May 19, 1999
--------------------------------
Malcolm T. Hopkins


/s/ J. Bennett Johnston                       Director                            May 19, 1999
--------------------------------
J. Bennett Johnston


/s/ Malcolm Jozoff                            Director                            May 19, 1999
--------------------------------
Malcolm Jozoff


/s/ William E. Lavery                         Director                            May 19, 1999
--------------------------------
William E. Lavery


/s/ Gerald E. Mayo                            Director                            May 19, 1999
--------------------------------
Gerald E. Mayo


/s/ Douglas E. Olesen                         Director                            May 19, 1999
--------------------------------
Douglas E. Olesen

                                  EXHIBIT INDEX


                                                                       Incorporated by
                                                                       Reference To

Exhibit No.                                                   File No.                  Exhibit

4-A-1    Restated Certificate of                              1-1098                     3-D
         Incorporation of Columbia                            Form 10-Q
         Energy Group, as                                     for quarter ended
         amended and restated                                 June 30, 1998.
         effective January 16, 1998.

4-A-2    Certificate of Ownership and Merger,                 1-1098                     3-C
         Merging Columbia Energy Group                        Form 10-K
         into The Columbia Gas System, Inc.                   for year ended
                                                              December 31, 1997.
4-A-3*   Amendment to Restated Certificate
         of Incorporation, dated June 1,
         1999.

4-B      By-Laws of Columbia Energy                           1-1098                     3-E
         Group, as amended,                                   Form 10-Q
         and restated as of January 16, 1998.                 for quarter ended
                                                              June 30, 1998.

4-C      Indenture dated as of November 28,                   33-64555                   4-S
         1995 between The Columbia Gas
         System, Inc. and Marine Midland
         Bank, N.A., Trustee.

4-D      First Supplemental Indenture dated                   33-64555                   4-T
         as of November 28, 1995 between
         The Columbia Gas System, Inc. and
         Marine Midland Bank, N.A.,
         Trustee.

4-E      Second Supplemental Indenture dated                  33-64555                   4-U
         as of November 28, 1995 between The
         Columbia Gas System, Inc. and Marine
         Midland Bank, N.A., Trustee.

4-F      Third Supplemental Indenture dated as                33-64555                   4-V
         of November 28, 1995 between The


         Columbia Gas System, Inc. and Marine
         Midland Bank, N.A., Trustee.

4-G      Fourth Supplemental Indenture dated                  33-64555                   4-W
         as of November 28, 1995 between The
         Columbia Gas System, Inc. and Marine
         Midland Bank, N.A., Trustee.

4-H      Fifth Supplemental Indenture dated                   33-64555                   4-X
         as of November 28, 1995 between
         The Columbia Gas System, Inc. and
         Marine Midland Bank, N.A., Trustee.

4-I      Sixth Supplemental Indenture dated                   33-64555                   4-Y
         as of November 28, 1995 between
         The Columbia Gas System, Inc. and
         Marine Midland Bank, N.A., Trustee.

4-J      Seventh Supplemental Indenture                       33-64555                   4-Z
         dated as of November 28, 1995
         between The Columbia Gas System,
         Inc. and Marine Midland Bank, N.A.,
         Trustee.

4-K      Instrument of Resignation, Appointment               1-1098                     4-I
         and Acceptance, dated as of March 1,                 Form 10-K
         1999 between Columbia Energy Group                   for year ended
         and Marine Midland Bank, as Resigning                December 31, 1998.
         Trustee, and The First National Bank of
         Chicago, as Successor Trustee.


5*       Opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P.

10*      Amended and Restated Columbia Energy Group Long-Term Incentive Plan.

23-A*    Consent of  LeBoeuf, Lamb, Greene & MacRae, L.L.P. (included in Exhibit 5).

23-B*    Consent of  Arthur Andersen LLP, independent public accountants.

     * Filed herewith.